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                                                                       Exhibit 5


                               FAEGRE & BENSON LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901
                                  612/766-7000
                             FACSIMILE 612/766-1600

                                  May 13, 2002

Fastenal Company
2001 Theurer Boulevard
Winona, Minnesota 55987-1500

Ladies and Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of 2,430,360 shares of Common Stock, par value $.01 per share, of Fastenal Company, a Minnesota corporation (the "Company"), proposed to be sold by a certain selling stockholder of the Company, we have examined such corporate records and other documents, including the Registration Statement on Form S-3, dated the date hereof, relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion, and we advise you that in our opinion the shares of Common Stock proposed to be sold by the selling stockholder named in the Registration Statement are legally and validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm wherever appearing therein.


                                                Very truly yours,

                                                /s/ Faegre & Benson LLP

                                                Faegre & Benson LLP